Exhibit 31.2

CERTIFICATIONS

I, Thomas J. Szkutak, certify that:

1. I have reviewed this Form 10-K/A of Amazon.com, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas J. Szkutak Thomas J. Szkutak
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: February 28, 2011